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                                                                       Exhibit F

                            Joint Filing Agreement


          The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he knows of or has reason to believe that such information is not accurate.

Dated:  August 5, 1999



                                         CILLUFFO ASSOCIATES, L.P.



                                         By:     /s/ Frank J.A. Cilluffo
                                                 --------------------------
                                         Title:  Managing General Partner



                                         /s/ Frank J. A. Cilluffo
                                         ----------------------------------
                                         Frank J. A. Cilluffo



                                         /s/ Edward C. Meyer
                                         ----------------------------------
                                         General Edward C. Meyer (Ret.)



                                         /s/ Neal B. Freeman
                                         ----------------------------------
                                         Neal B. Freeman



                                         /s/ Richard Perle
                                         ----------------------------------
                                         Richard N. Perle



                                         /s/ Guy P. Wyser-Pratte
                                         ----------------------------------
                                         Guy P. Wyser-Pratte